EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I Dr. Dennis D. Keiser, President and Chief Executive Officer of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•
the Quarterly Report on Form 10-QSB/A as amended, of the Company for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2004

/s/ Dr. Dennis D. Keiser

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Dennis D. Keiser

President and Chief Executive Officer

and,

I Dr. Jacob D. Dustin, Vice President, Secretary, and Treasurer of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•
the Quarterly Report on Form 10-QSB/A as amended, of the Company for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2004

/s/ Dr. Jacob D. Dustin

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Jacob D. Dustin

Vice President, Secretary, and Treasurer

OFFICERS

Dr. Dennis D. Keiser, Chief Executive Officer & President

Dr. Jacob D. Dustin, Vice President, Secretary and Treasurer

DIRECTORS
Dr. Dennis D. Keiser, Chief Executive Officer & President
Chairman of the Board

Dr. Jacob D. Dustin, Vice President, Secretary and Treasurer

Michael F. LaFleur, Board Member

William R. Myers, Board Member

D. Lynn Smith, Board Member

Steven Whitesides, Board Member

COMMON STOCK
Par value ..005
360,000,000 authorized
135,414,943 issued and outstanding at February 13, 2005
Intrepid Technology & Resources, Inc., and Subsidiaries' common stock trades on the Bulletin Board under the symbol IESV.

FINANCIAL REPORTS
A copy of Intrepid Technology & Resources, Inc.'s Financial Reports, filed with the Securities and Exchange Commission, may be obtained by writing to:
Intrepid Technology & Resources, Inc.
501 West Broadway
Suite 200
Idaho Falls, Idaho 83402
www.intrepid21.com
or at: The Securities and Exchange Commission office, Public Reference Room 450 Fifth Street, N.W., Washington D.C. 20549 or at the SEC web site address (http:// www.sec.gov)

TRANSFER AGENT
Columbia Stock Transfer Company
PO Box 2196
Coeur d'Alene, Idaho 83816-2196
Phone: 208-664-3544
Fax: 208-664-3543
Email: columbia5183@cs.com

AUDITOR
Eide Bailly, LLP
877 West Main Street, Suite 805
Boise, Idaho 83702
208-344-7150